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                                                                   EXHIBIT 10.17






                             HELMERICH & PAYNE, INC.

                               E&P SEVERANCE PLAN







                           (Effective August 26, 2002)


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                             HELMERICH & PAYNE, INC.
                               E&P SEVERANCE PLAN

1. PURPOSE OF THE PLAN. The Board of Directors of Helmerich & Payne, Inc., a Delaware corporation, recognizes that there exists the possibility of employees being adversely affected by a future Change of Control. The Board recognizes that severance arrangements, in general, provide intangible benefits to and enhance the best interests of the Company. In order to fulfill the above purposes, the Company has adopted the "Helmerich & Payne, Inc. E&P Severance Plan" which is to provide certain benefits to Eligible Employees whose employment with the Company is terminated under the circumstances described in this Plan. This Plan is for the benefit of the Eligible Employees.

2.       DEFINITIONS:

         a.       ADMINISTRATOR means the Committee.

         b. BASE SALARY means an Eligible Employee's regular salary or wage before reduction for contributions by the Eligible Employee to any employee benefit plan or program sponsored by the Company or any Subsidiary, and which is exclusive of any bonuses, incentive pay, overtime or other payments, computed on a weekly basis. To calculate Separation Benefits, Base Salary shall be the Eligible Employee's highest rate of regular salary or wage during the twenty-four (24) month period prior to his/her effective date of termination of employment.

         c. CHANGE OF CONTROL means and shall be deemed to have occurred the date on which one of the following events occurs with respect to the Company (for the purpose of this Subsection
                  (c), the term "Company" means only Helmerich & Payne, Inc., a Delaware corporation, or its successor):

                  (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

                  (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority


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                           of the Board; provided, however, that any individual
                           becoming a director subsequent to the date hereof whose election, appointment or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for purposes of this definition, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (iii) Approval by the shareholders of the Company of a reorganization, share exchange, merger or consolidation or acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (x) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction will own the Company through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (y) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 15% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (z) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination or were elected, appointed or nominated by the Board; or

                  (iv) Approval by the shareholders of the Company of (x) a complete liquidation or dissolution of the Company or, (y) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting


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                           power of the then outstanding voting securities of
                           such corporation entitled to vote generally in the election of directors were beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (B) less than 15% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 15% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition; and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

                  (v) The foregoing Sections (i)-(iv) notwithstanding, a Change of Control shall also be deemed to have occurred upon the occurrence of a business transaction (or a series of transactions) involving the direct or indirect transfer or disposition (whether by sale, merger, reorganization, spin-off, stock dividend, stock split or otherwise) to the E&P Successor of more than 50% of the operating assets of the E&P Division, if after such transaction, the E&P Successor holds more than 50% of the operating assets of the E&P Division, and the Company or a Subsidiary (as determined immediately prior to such transaction) owns less than 70% of the outstanding shares of the voting securities of the E&P Successor (if a corporation) or less than a 70% interest in the profits or assets of the E&P Successor (if other than a corporation).

         d. COBRA means the Consolidated Omnibus Budget Reconciliation Act of 1985.

         e.       CODE means the Internal Revenue Code of 1986, as amended.

         f. COMMITTEE means the Helmerich & Payne, Inc. Human Resources Committee of the board of directors of Helmerich & Payne, Inc. or such Committee's designee. If a Change of Control occurs and the successor company assumes the Plan, Committee shall mean that committee appointed by the successor to administer this Plan.


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         g.       COMPANY means Helmerich & Payne, Inc., a Delaware corporation, and/or any of its Subsidiaries or any successor company.

         h. E&P DIVISION means the Company's oil and gas exploration and production division.

         i. E&P SUCCESSOR means the successor(s) to more than 50% of the operating assets of the E&P Division.

         j.       EFFECTIVE DATE means August 26, 2002.

         k. ELIGIBLE EMPLOYEES means individuals who (i) are classified by the Company as regular full-time employees working in locations in the United States, (ii) work for the E&P Division as of the Effective Date or are designated as such by the Committee, and (iii) paid in U.S. dollars as of the Effective Date or after and who are not (x) covered by a collective bargaining agreement (unless the collective bargaining agreement covering such employees provides for participation of such employees in this Plan) or (y) covered by another severance or separation policy, plan, program or individual written agreement which provides for severance payments established or assumed by the Company (unless the Eligible Employee has specifically waived any rights to benefits under such severance policy, plan, program or agreement). The determination of whether an employee is a "regular full-time employee" shall be made in the sole discretion of the Committee. Eligible Employees do not include third country nationals (TCNs) or nonresident aliens. Employees who terminate employment due to the incurrence of a disability (as defined under the Company's Long-Term Disability Plan) shall not be an Eligible Employee.

         l. ERISA means the Employee Retirement Income Security Act of 1974, as amended.

         m.       FIDUCIARY/NAMED FIDUCIARY means the Committee.

         n. GENERAL RELEASE AND AGREEMENT means the notice of rights, general release and agreement in substantially the form attached hereto as Exhibit "A." The form of the release may be modified as needed to reflect changes in the applicable law or regulations that are needed to provide a legally enforceable and binding release to the Company at the time of execution.

         o.       PLAN means the Helmerich & Payne, Inc. E&P Severance Plan.

         p. SEPARATION BENEFITS means the Severance Payments and benefits to be received by an Eligible Employee in accordance with
                  Section 4.2.

         q. SUBSIDIARY means any corporation, partnership, limited liability company or other business entity contained in the Company's list of Subsidiaries, as approved and amended from time to time by the Committee. A copy of the list of Subsidiaries


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                  may be obtained from the Administrator, and is available for examination by Eligible Employees.

         r. SUBSTANTIAL DOWNTURN means a downturn in the oil and gas industry which shall be measured by the following objective criteria: (i) the West Texas Intermediate Price for crude oil remains at or below $10/barrel for sixty (60) consecutive business days or (ii) the price for each MMBtu of natural gas as quoted for the Henry Hub listing in "Gas Daily" remains at or below $1.25 for sixty (60) consecutive business days.

         s. YEARS OF SERVICE. For purposes of calculating length of service under the Plan, Years of Service are determined by subtracting the Eligible Employee's calendar year in which his/her most recent date of hire occurred from the current calendar year. For example, if an Eligible Employee was hired in 1998 and was involuntarily terminated in 2001, then, the Eligible Employee will be credited with three (3) Years of Service for purposes of determining the amount of Separation Benefits. Separation Benefits under the Plan will only be granted on the basis of the Years of Service of continuous employment, which will include periods of service of an Eligible Employee with the Company and with an employer that has previously been acquired by or merged into the Company, and will include periods of service for an Eligible Employee with an employer that is acquired by or merged into the Company in the future. Prior periods of employment in which there has been a break in service (except for authorized leaves of absence or for other reasons approved by the Company) will not be used to calculate Years of Service for Separation Benefits.

3.       ELIGIBILITY.

         3.1 PARTICIPATION. Each Eligible Employee shall be eligible to participate in the Plan as of the Effective Date.

         3.2 DURATION OF PARTICIPATION. An Eligible Employee shall only cease to be eligible to be a participant in the Plan as a result of an amendment or termination of the Plan complying with Section 12 or when he/she ceases to be an Eligible Employee of the Company, unless such Eligible Employee is then entitled to receive Separation Benefits under the Plan. An Eligible Employee entitled to payment of Separation Benefits shall remain an Eligible Employee under the Plan until his/her full Separation Benefits have been received by the Eligible Employee.

         3.3 RIGHT TO SEPARATION BENEFITS. An Eligible Employee shall be entitled to receive the Separation Benefits under the circumstances described in Section 4.1 and as provided in
                  Section 4.2 if the Eligible Employee's employment by the Company terminates as specified in the applicable Section, provided that: (a) the Eligible Employee timely signs and delivers to the Company a General Release and Agreement and does not thereafter revoke or attempt to revoke the General Release and Agreement; (b) the Eligible Employee returns any Company property


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                  within his/her possession or control and continues to
                  cooperate in providing information necessary for transition and maintenance of the Company's ongoing business; and (c) the Eligible Employee complies with all terms of the General Release and Agreement, including those pertaining to confidentiality of information. The Eligible Employee must work through his/her effective date of termination as established by the Company, or such earlier date as is mutually agreed to by the Company and the Eligible Employee. If the Eligible Employee's termination is the result of a Constructive Termination, as defined in Section 4.1(a), his/her effective date of termination shall be deemed to be thirty (30) days after he/she provides notice, in writing, of the Constructive Termination to the Company, unless an earlier effective date of termination is established by the Company or a later date is mutually agreed to by the Company and the Eligible Employee. Failure of an Eligible Employee to work through his/her effective date of termination or other applicable date as described in this Section will result in forfeiture of rights to any Separation Benefits under this Plan. Eligible Employees who transfer employment between the Company and/or its Subsidiaries to another Eligible Employee position with any of such entities (or any successor) shall maintain all rights under the Plan as though employment had been uninterrupted and no transfer had been made, and, for the purpose of this Plan, the transfer of an Eligible Employee from the Company and/or its Subsidiaries to the E&P Successor shall not be deemed to be a termination of employment that entitles such Eligible Employee to Separation Benefits.

4.       TERMINATION OF EMPLOYMENT AND SEPARATION BENEFITS.

         4.1      TERMINATION OF EMPLOYMENT.

                  (a) TERMINATIONS IN CONNECTION WITH A CHANGE OF CONTROL THAT GIVE RISE TO SEPARATION BENEFITS. An Eligible Employee shall be entitled to Separation Benefits in accordance with Section 3.3 above and the remainder of this Section 4 in connection with any involuntary separation of employment affected by the Company or any Constructive Termination in conjunction with or within twelve (12) months after a Change of Control, except as set forth in Subsection (b) below. As used herein, Constructive Termination means the actual termination or resignation of an Eligible Employee from the Company occurring in conjunction with or within twelve (12) months after a Change of Control, whichever is applicable, due to any of the following events:

                           (i) An aggregate reduction of ten percent (10%) or more in the Eligible Employee's Base Salary;

                           (ii) The discharge of the Eligible Employee for failure to relocate to a location outside a twenty-five (25) mile radius of the location of his/her office or principal base of operation immediately prior to the Change of Control; or

                           (iii) The failure to pay to the Eligible Employee any portion of current compensation within fourteen (14) days of the date such compensation is due if, after being notified of such failure, the Company does not cure within thirty (30) days of notice; or

                           (iv) The failure to obtain a satisfactory agreement from the E&P Successor or any other successor to the Company to assume and agree to continue this Plan in accordance with the provisions of Section 15.

                           An Eligible Employee shall provide the Company written notice within ninety (90) days of an event that constitutes a Constructive Termination, of his/her intent to resign for such reason. The failure of an Eligible Employee to provide written notice within such 90-day period shall cause a forfeiture of the Eligible Employee's right to receive Separation Benefits with regard to such Constructive Termination. The failure of an Eligible Employee to exercise his/her right to resign due to one event which qualifies as a Constructive Termination shall not waive his/her rights within ninety (90) days of another, subsequent event that also qualifies as a Constructive Termination in conjunction with or within the twelve (12) months following a Change of Control.

                  (b) TERMINATIONS IN CONNECTION WITH A CHANGE OF CONTROL THAT DO NOT GIVE RISE TO SEPARATION BENEFITS. An Eligible Employee shall not be entitled to Separation Benefits in connection with or following a Change of Control if the Eligible Employee (i) terminates his/her employment through voluntary separation or death, (ii) is involuntarily terminated by the Company after the occurrence of Substantial Downturn,
                           (iii) is involuntarily terminated by the Company on the basis of Disability (as described below) or (iv) is involuntarily terminated by the Company for Cause. The Eligible Employee's termination of employment with Helmerich & Payne, Inc. resulting from the transfer of employment from Helmerich & Payne, Inc. to the E&P Successor necessitated by the creation and/or spin-off of the E&P Successor (including the subsequent merger of the E&P Successor with another entity) shall not constitute a termination of employment that gives rise to Separation Benefits under this Plan.

                           If the Company determines in good faith that the Disability of an Eligible Employee has occurred (pursuant to the definition of "Disability" set forth below), it may give to the Eligible Employee written notice of its intention to terminate the Eligible Employee's employment. In such event, the Eligible Employee's employment with the Company shall terminate effective on the 30th day after the date of such notice (the "Disability Effective Date") provided that within such time period the Eligible Employee shall not have returned to full-time performance of his duties. For the purposes of this Severance Plan "Disability" means disability


                                       7
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                           (either physical or mental) which, at least 26 weeks
                           after its commencement, is determined by a physician selected by the Company or its insurers to be total and permanent.

As used herein, termination for Cause means termination of employment due to the following:

                  (i) the willful and continued failure by the Eligible Employee to substantially perform his/her duties with the Company (other than any such failure resulting from his/her incapacity due to physical or mental illness);

                  (ii) the willful engaging by the Eligible Employee in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise;

                  (iii) the conviction of the Eligible Employee of a felony by a federal or state court of competent jurisdiction;

                  (iv) an act or acts of dishonesty taken by the Eligible Employee and intended to result in substantial personal enrichment of the Eligible Employee at the expense of the Company; or

                  (v) the Eligible Employee's "willful" failure to follow a direct, reasonable and lawful written order from his supervisor within the reasonable scope of the Eligible Employee's duties, which failure is not cured within thirty (30) days.

For purposes of this definition, no act, or failure to act, shall be deemed willful unless done, or omitted to be done, by the Eligible Employee not in good faith and without reasonable belief that his/her action or omission was in the best interest of the Company.

         4.2      SEPARATION BENEFITS IN CONNECTION WITH A CHANGE OF CONTROL.

                  (a)      CASH PAYMENTS. Subject to the remainder of this
                           Section 4, if an Eligible Employee's employment is terminated under circumstances entitling him/her to Separation Benefits under Subsection 4.1(a), the Company shall pay such Eligible Employee a severance payment ("Severance Payment") based on the Eligible Employee's Years of Service and Base Salary.

                           (i)      Severance Payment.

                                    The Severance Payment will be equal to 2 1/2 weeks Base Salary for each Year of Service. The minimum Severance Payment to which an Eligible Employee will be entitled under this Subsection (a)(i) will be equal to twelve (12) weeks of Base Salary and the maximum will be sixty-five (65) weeks of Base Salary.


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


                           (ii) Example of Cash Payment in Connection with a Change of Control

                                        Base Salary (weekly)                               $    975.00

                                        Annualized Base Salary                               50,700.00

                                        Years of Service                                            27

                                        2 1/2 weeks x $975.00 x 27                         $ 65,812.50

                                        Amount in Excess of 65-Week Maximum                  (2,437.50)
                                                                                           -----------
                                        Total Severance Payment                            $ 63,375.00
                                                                                           ===========

                           (iii) Timing and Manner of Payment. The Severance Payment will be paid in a single lump sum on the Company's first regular payday after the Eligible Employee returns the signed General Release and Agreement and any Company property in his/her possession or control, or seven (7) days following that return date, whichever is later (but in no event prior to the Eligible Employee's effective date of termination).

                  (b) CONTINUATION OF BENEFITS. If an Eligible Employee's employment is terminated under circumstances entitling him/her to Separation Benefits under Subsection 4.1(a), all employee benefits provided by the Company to the Eligible Employee and the Eligible Employee's dependents will cease except as otherwise required by law.

                  (c) STOCK OPTIONS/RESTRICTED STOCK. If an Eligible Employee's employment is terminated under circumstances entitling him/her to Separation Benefits under Subsection 4.1(a), any options to purchase stock or rights to receive restricted stock granted pursuant to a plan adopted by the E&P Successor held by the Eligible Employee shall be immediately and automatically vested, fully earned and exercisable upon the Eligible Employee's effective date of termination unless previously exercised or forfeited pursuant to the terms of such plan.

         4.3 WARN BENEFITS. Under certain circumstances, the Company may, in its discretion, make voluntary and unconditional payments related to salary or wages to an Eligible Employee when he/she suffers an employment loss as a result of a "plant closing" or "mass layoff" covered by the federal Worker Adjustment and Retraining Notification Act (the "WARN Benefits"). If an Eligible Employee receives WARN Benefits, the weeks of Base Salary he/she may be entitled to receive under Subsection 4.2(a) shall be reduced by the number of weeks of WARN Benefits the Eligible Employee receives.

         4.4 FUNDING. The Separation Benefits under this Plan shall be paid from the general assets of Helmerich & Payne, Inc. unless this Plan and its obligations are assumed by a successor entity pursuant to Section 15 herein.

5. WITHHOLDING. All amounts payable pursuant to the terms of this Plan shall be subject to reduction for any and all applicable federal, state or local income and employment taxes and any other withholdings required to be made therefrom at law.

6. RIGHT OF RECOVERY. The Company shall have the right to recover any payment made to an Eligible Employee in excess of the amount to which the Eligible Employee is entitled under the terms of this Plan. Such recovery may be from the Eligible Employee or his/her beneficiary thereby enriched.

7. NON-ASSIGNMENT. No benefits or beneficial interests provided for hereunder prior to payment shall be subject in any manner to garnishment, attachment, anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, levy, execution or the claims of creditors, either voluntarily or involuntarily, and any attempt to so garnish, attach, anticipate, alienate, sell, transfer, assign, pledge, encumber, levy or execute on the same shall be null and void, and neither shall such benefits or beneficial interests be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person to whom such benefits or funds are payable, provided that Severance Payments shall be subject to any set-off, counterclaim, recoupment, repayment, reimbursement or other right which the Company may have against an Eligible Employee.

8.       PLAN SPONSOR. The Plan sponsor is the Company, EIN: 73-0679879;
         Address: Utica at Twenty-First, Tulsa, OK 74114.

9. ADMINISTRATOR AND NAMED FIDUCIARY. The Administrator has the authority to interpret the Plan, manage its operation and determine all questions arising in the administration, interpretation and application of the Plan. Helmerich & Payne, Inc. is designated the "Named Fiduciary." The Administrator shall be contacted c/o Director, Human Resources, Utica at Twenty-First, Tulsa, OK 74114, telephone (918) 742-5531.

10. AGENT FOR SERVICE OF PROCESS. The agent for service of legal process is Steven R. Mackey, General Counsel, Helmerich & Payne, Inc., Utica at Twenty-First, Tulsa, OK 74114.

11. PLAN YEAR. The Plan Year for purposes of maintaining the Plan's fiscal records shall be the calendar year.

12. PLAN IMPLEMENTATION, AMENDMENT AND TERMINATION. Subject to amendment of the Plan as provided below, this Plan shall continue in effect for a period of not less than twelve (12) months beyond the month in which a Change of Control occurs, during which time the Company is contractually bound to maintain the Plan. If another Change of Control occurs during such twelve (12) month period, then, the Company shall only be contractually bound to maintain this Plan until the end of such twelve (12) month period following the initial Change of Control. Subject to the foregoing, the Company shall have the right to amend, modify, or terminate the Plan or any benefit provided under this Plan at any time and from time to time to any extent that it may deem advisable; provided, however, no such amendment (or any part of an amendment, as the case may be) made either (a) within six (6) months prior to the public announcement of a transaction that would constitute a Change of Control or (b) on or within twelve (12) months after a Change of Control shall be effective with respect to any Eligible Employee to the extent such amendment (or part thereof) would reduce the Separation Benefits such Eligible Employee would have received under the Plan but for such amendment. Further, no amendment may reduce or adversely affect any benefits already in pay status under the Plan at the date of such amendment. Any amendment or modification to the Plan shall be set out in writing executed by either the Chief Executive Officer of the Company or the Chairman of the Committee and filed with the Administrator. Upon filing with the Administrator, such amendment or modification to the Plan shall be deemed to have been amended or modified in the manner and to the extent and effective as of the date therein set forth, and thereupon any and all Eligible Employees, whether they shall have become such prior to the amendment or modification, shall be bound thereby. Notwithstanding anything herein to the contrary, the Plan may be amended in such manner as may be required at any time to make it conform to the requirements of the Code, or of ERISA, or of any amendment thereto, or of any regulations or rulings issued pursuant thereto. This Plan shall also be considered as the Summary Plan Description for the Plan as required by ERISA.

13.      CLAIMS PROCEDURE.

         13.1 HOW TO SUBMIT A CLAIM. In order to claim benefits under this Plan, the claimant must be an Eligible Employee. A written claim must be filed with the Committee within ninety (90) days of the date upon which the claimant first knew (or should have known) of the facts upon which the claim is based, unless the Committee in writing consents otherwise. The procedures in this Section shall apply to all claims that any person has with respect to the Plan, including claims against fiduciaries and former fiduciaries, except to the extent the Committee determines, in its sole discretion, that it does not have the power to grant, in substance, all relief reasonably being sought by the claimant.

         13.2 DENIAL OF CLAIMS. If a person has made a claim for benefits under this Plan and any portion of the claim is denied, the Committee or its designee will furnish the claimant with a written notice stating the specific reasons for the denial, including specific reference to any pertinent Plan provisions upon which the denial was based, a description of any additional information or material necessary to perfect the claim and an explanation of why such information or material is necessary, and appropriate information concerning steps to take if the claimant wishes to submit the claim for review.

                  The Committee, directly or through its designee, must approve or deny the claim in writing within sixty (60) days after receipt of the claim, plus any extension of time for processing the claim, not to exceed one hundred twenty (120) additional days, as special circumstances require. The Committee or its designee will advise the claimant in writing if an extension is necessary, stating the circumstances requiring the extension and the date by which the claimant can expect the Committees decision regarding the claim.

         13.3 REVIEW PROCEDURES. Within sixty (60) days after the date of written notice denying any claim, a claimant or an authorized representative may write to the Committee or its designee requesting a review of that decision.

                  The request for review may contain such issues and comments as the claimant or an authorized representative may wish considered in the review. The claimant or an authorized representative may also review pertinent documents in the Committees possession. The Committee will make a final determination with respect to the claim within sixty (60) days after a review is requested. The Committee or its designee will advise the claimant in writing of the determination and will set forth the specific reasons for the determination and the specific references to any pertinent Plan provisions upon which the determination is based. The decision rendered upon reconsideration of the claim will be final and binding on all interested parties.

         13.4 RULES AND DECISIONS. The Committee may adopt such rules as it deems necessary, desirable, or appropriate. All decisions of the Committee shall be final and conclusive and may be made in the Committee's sole and absolute discretion. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by an Eligible Employee, the Company or the legal counsel of the Company.

         13.5 COMMITTEE PROCEDURES. The Committee may act at a meeting or in writing without a meeting. The Committee shall elect one of its members as chairman, appoint a secretary, who may or may not be a Committee member, and advise the Named Fiduciary of such actions in writing. The secretary shall keep a record of all meetings in a permanent Committee minute book and forward all necessary communications to the Company. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by the vote of the majority, including actions in writing taken without a meeting. A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other Committee members, to the extent permitted by law, shall not be responsible for any such action or failure to act.

         13.6 OTHER COMMITTEE POWERS AND DUTIES. The Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

                  (i) to construe and interpret the Plan and resolve any ambiguities with respect to any of the terms and provisions thereof as written and as applied to the operation of the Plan; and

                  (ii) to decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder.

                  (iii) All decisions by the Committee under this Plan shall be made in its sole and absolute discretion.

14. VALIDITY AND SEVERABILITY. The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15. SUCCESSORS. The Company will require (i) the E&P Successor or (ii) any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or a portion of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it as if no such succession had taken place. In the event(s) of assumption of this Agreement by the E&P Successor or other successor, the term "Company" as used in this Agreement, shall mean the "E&P Successor" or other successor, as applicable.

16. SECTION TITLES AND HEADINGS. The titles and headings at the beginning of each Section shall not be considered in construing the meaning of any provision in this Plan.

17. CONTROLLING LAW. The Plan shall be interpreted under the laws of the State of Oklahoma, except to the extent that federal law preempts state law.

18. SEVERANCE PLAN NOT AN EMPLOYMENT CONTRACT. This Severance Plan does not create a contract of employment between the Company and any Eligible Employee. Further, this Severance Plan does not alter the "at will" employment status of any Eligible Employee. Apart from the obligation of the Company to provide additional compensation as provided in this Severance Plan, the Company shall at all times retain the right to terminate the employment of any Eligible Employee for any reason whatsoever.

19. THE PLAN DOCUMENT. This document constitutes the Plan document, copies of which are available upon request from the Committee. In the event of any inconsistency between any communication regarding the Plan and the Plan document itself, the Plan document controls.

         Executed and effective this 26th day of August, 2002.

                                          HELMERICH & PAYNE, INC., a Delaware
                                          corporation

ATTEST:

                                          By
----------------------------                ------------------------------------
Steven R. Mackey, Secretary                  Hans Helmerich, President and Chief
                                               Executive Officer

                            ERISA RIGHTS INFORMATION
   Employee Retirement Income Security Act of 1974, as amended (ERISA) Rights


Participants in the Helmerich & Payne, Inc. E&P Severance Plan have certain rights and protections under the Employee Retirement Income Security Act of 1974, as amended (ERISA). ERISA provides that all Plan participants shall be entitled to:

1. Examine without charge at the Administrators office and at other specified locations, all Plan documents, including insurance contracts and copies of all documents filed by the Plan with the U.S. Department of Labor, such as annual reports and Plan descriptions.

2. Obtain copies of all Plan documents and other Plan information upon written request to the Administrator. The Administrator may make a reasonable charge for the copies.

3. Receive a summary of the Plans annual financial report. The Administrator is required by law to furnish each participant with a copy of this summary annual report.

In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of an employee benefit plan. The people who operate the Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your employer, your union, or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit or exercising your rights under ERISA. If your claim for a benefit is denied, in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the claim reviewed and reconsidered.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Administrator to provide the materials and pay you up to $100 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Administrator. If you have a claim for benefits that is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that Plan fiduciaries misuse the Plans money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

If you have any questions about your Plan, you should contact the Administrator in Tulsa. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest Area Office of the U.S. Labor-Management Services Administration, Department of Labor.

The Plan is an employee welfare benefit plan within the meaning of ERISA.

                                                                       EXHIBIT A

                                     NOTICE


VARIOUS LAWS, INCLUDING TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1866, THE PREGNANCY DISCRIMINATION ACT OF 1978, THE EQUAL PAY ACT, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT, THE REHABILITATION ACT OF 1973, THE AMERICANS WITH DISABILITIES ACT, THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974 AND THE VETERANS REEMPLOYMENT RIGHTS ACT (ALL AS AMENDED FROM TIME TO TIME), PROHIBIT EMPLOYMENT DISCRIMINATION BASED ON SEX, RACE, COLOR, NATIONAL ORIGIN, RELIGION, AGE, DISABILITY, ELIGIBILITY FOR COVERED EMPLOYEE BENEFITS AND VETERAN STATUS. YOU MAY ALSO HAVE RIGHTS UNDER LAWS SUCH AS THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE WORKER ADJUSTMENT AND RETRAINING ACT OF 1988, THE FAIR LABOR STANDARDS ACT, THE FAMILY AND MEDICAL LEAVE ACT, THE OCCUPATIONAL HEALTH AND SAFETY ACT AND OTHER FEDERAL, STATE AND/OR MUNICIPAL STATUTES, ORDERS OR REGULATIONS PERTAINING TO LABOR, EMPLOYMENT AND/OR EMPLOYEE BENEFITS. THESE LAWS ARE ENFORCED THROUGH THE UNITED STATES DEPARTMENT OF LABOR, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION (EEOC) AND VARIOUS OTHER FEDERAL, STATE AND MUNICIPAL LABOR DEPARTMENTS, FAIR EMPLOYMENT BOARDS, HUMAN RIGHTS COMMISSIONS AND SIMILAR AGENCIES.

THIS GENERAL RELEASE IS BEING PROVIDED TO YOU IN CONNECTION WITH THE HELMERICH & PAYNE, INC. E&P SEVERANCE PLAN (EFFECTIVE DATE AUGUST 26, 2002). ALONG WITH THIS GENERAL RELEASE, YOU HAVE ALSO BEEN GIVEN A COPY OF THE PLAN. IN ADDITION, IF YOUR TERMINATION WAS NOT DUE TO A CONSTRUCTIVE TERMINATION, YOU HAVE BEEN GIVEN INFORMATION SHOWING THE JOB POSITIONS AND DATES OF BIRTH OF THE EMPLOYEES IN CONNECTION WITH A CHANGE OF CONTROL WHO ARE ELIGIBLE AND WHO ARE NOT ELIGIBLE FOR THE PLAN IN COMPLIANCE WITH THE FEDERAL OLDER WORKERS BENEFIT PROTECTION ACT (THE "OWBPA MATERIALS"). ALL THOSE DOCUMENTS AND INFORMATION ARE REFERRED TO IN THIS GENERAL RELEASE AS THE "SEVERANCE PACKET."

YOU HAVE FORTY-FIVE (45) DAYS FROM THE DATE YOU RECEIVED THE SEVERANCE PACKET TO MAKE A DECISION TO ACCEPT OR REJECT THE SEPARATION BENEFITS YOU ARE ELIGIBLE TO RECEIVE UNDER THE PLAN IN EXCHANGE FOR SIGNING THIS GENERAL RELEASE. YOU MAY EXECUTE THE GENERAL RELEASE PRIOR TO THE END OF THIS FORTY-FIVE DAY ELECTION PERIOD. YOU MAY NOT, HOWEVER, EXECUTE THE GENERAL RELEASE PRIOR TO YOUR LAST DATE OF EMPLOYMENT WITH HELMERICH & PAYNE, INC.

BEFORE EXECUTING THIS GENERAL RELEASE, YOU SHOULD REVIEW ALL THE DOCUMENTS AND THE INFORMATION IN THE SEVERANCE PACKET CAREFULLY AND CONSULT WITH YOUR LAWYER.

YOU MAY REVOKE THIS GENERAL RELEASE WITHIN SEVEN (7) DAYS AFTER YOU SIGN IT, AND THE GENERAL RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THAT REVOCATION PERIOD HAS EXPIRED. IF YOU DO NOT SIGN AND RETURN THIS GENERAL RELEASE WITHIN FORTY-FIVE (45) DAYS OR IF YOU EXERCISE YOUR RIGHT TO REVOKE THE GENERAL RELEASE, YOU WILL NOT BE ELIGIBLE FOR SEPARATION BENEFITS UNDER THE PLAN. ANY REVOCATION MUST BE IN WRITING AND MUST BE RECEIVED WITHIN THE SEVEN-DAY PERIOD FOLLOWING EXECUTION OF THIS GENERAL RELEASE (OR THE NEXT REGULAR BUSINESS DAY THEREAFTER) BY THE DIRECTOR, HUMAN RESOURCES, HELMERICH & PAYNE, INC., UTICA AT TWENTY-FIRST, TULSA, OK 74114.

                                                                       EXHIBIT A

                          GENERAL RELEASE AND AGREEMENT

In consideration of the Separation Benefits offered to me by Helmerich & Payne, Inc. under the Helmerich & Payne, Inc. E&P Severance Plan (the "Plan"), I hereby release and discharge Helmerich & Payne, Inc. and its predecessors, successors, affiliates, parent, Subsidiaries and partners and each of those entities employees, officers, directors and agents (hereafter collectively referred to as the "Company") from all claims, liabilities, demands, and causes of action, known or unknown, fixed or contingent, which I may have or claim to have against the Company either as a result of my past employment with the Company and/or the severance of that relationship and/or otherwise, and hereby waive any and all rights I may have with respect to any such claims.

This General Release includes, but is not limited to, claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Pregnancy Discrimination Act of 1978, the Equal Pay Act, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, the Rehabilitation Act of 1973, the Americans With Disabilities Act, the Employee Retirement Income Security Act of 1974 and the Veterans Reemployment Rights Act (all as amended from time to time). This General Release also includes, but is not limited to, any rights I may have under the Older Workers Benefit Protection Act of 1990, the Worker Adjustment and Retraining Act of 1988, the Fair Labor Standards Act, the Family and Medical Leave Act, the Occupational Health and Safety Act and any other federal, state and/or municipal statutes, orders or regulations pertaining to labor, employment and/or employee benefits. This General Release also applies to any claims or rights I may have growing out of any legal or equitable restrictions on the Company's rights not to continue an employment relationship with its employees, including any express or implied employment contracts, and to any claims I may have against the Company for fraudulent inducement or misrepresentation, defamation, wrongful termination or other retaliation claims in connection with workers' compensation or alleged "whistleblower" status or on any other basis whatsoever.

IT IS SPECIFICALLY AGREED, HOWEVER, THAT THIS GENERAL RELEASE DOES NOT HAVE ANY EFFECT ON ANY RIGHTS OR CLAIMS I MAY HAVE AGAINST THE COMPANY WHICH ARISE AFTER THE DATE I EXECUTE THIS GENERAL RELEASE OR ON ANY VESTED RIGHTS I MAY HAVE UNDER ANY OF THE COMPANY'S QUALIFIED OR NON-QUALIFIED RETIREMENT PLANS AS OF OR AFTER MY LAST DAY OF EMPLOYMENT WITH THE COMPANY, ON ANY OF THE COMPANY'S OBLIGATIONS UNDER THE PLAN OR AS OTHERWISE REQUIRED UNDER THE CONSOLIDATED OMNIBUS BUDGET AND RECONCILIATION ACT OF 1985 (COBRA).

If my separation was not due to a Constructive Termination, I acknowledge that I have received information from the Company describing the dates of birth and job titles of employees who are eligible for participation in the Plan and the dates of birth and job titles of employees who are not eligible for participation, in compliance with the federal Older Workers Benefit Protection Act (the "OWBPA Materials").

I have carefully reviewed and fully understand the Severance Packet, which includes the Plan, the General Release and foregoing Notice and the OWBPA Materials. I have not relied on any representation or statement, oral or written, by the Company or any of its representatives, which is not set forth in the Severance Packet.

I understand that my receipt and retention of the Separation Benefits under the Plan is dependent on my execution of this General Release, upon my return to the Company of any Company property within my possession or control and upon my continued cooperation in providing information necessary for transition and maintenance of the Company's ongoing business. I also understand that my receipt and retention of the Separation Benefits are also contingent on my continued nondisclosure of the Company's secret or confidential information, knowledge or data relating to the Company or any of its subsidiaries and their respective businesses which I have obtained during my employment with the Company and which shall not be or become public knowledge (other than by acts by me or my representatives in violation of this General Release), and that prohibited disclosure of such information, knowledge or data to anyone other than the Company and those designated by it or any future defamation, disparaging remarks or statements by me to any third parties, other employees or the media which could embarrass or cause harm to the Company's name and reputation or to the name and reputation of its officers, directors or representatives shall entitle the Company to reimbursement or retention of any Separation Benefits I have received or may receive. I also understand and agree that the Company has the right to any set-off counterclaim, recoupment, repayment, reimbursement or other right which the Company may have against me.

The Plan and this General Release, including the foregoing Notice, set forth the entire agreement between the Company and me with respect to this subject. I acknowledge that the Company gave me forty-five (45) days to consider whether I wish to accept or reject the Separation Benefits I am eligible to receive under the Plan in exchange for this General Release. I also acknowledge that the Company advised me to seek independent legal advice as to these matters, if I chose to do so. I hereby represent and state that I have taken such actions and obtained such information and independent legal or other advice, if any, that I believed were necessary for me to fully understand the effects and consequences of this General Release prior to signing it.

Dated this     day of               ,      .
           ---        --------------  -----


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